                                   Exhibit 99
                   Report of Independent Public Accountants

To the Shareholders and Board of Directors of The Morgan Group, Inc.:

We have audited the accompanying consolidated statements of operations, changes in redeemable preferred stock, common stock and other shareholders' equity and cash flows of The Morgan Group, Inc. (a Delaware Corporation) and Subsidiaries for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of The Morgan Group, Inc. and Subsidiaries for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                        ARTHUR ANDERSEN LLP


Chicago, Illinois
February 5, 1996
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                         INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Capital Communications Company, Inc.
Bronxville, New York

We have audited the accompanying balance sheet of Capital Communications Company, Inc. as of December 31, 1996, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the two years ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Communications Company, Inc. as of December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

McGLADREY & PULLEN, LLP


New York, New York
January 29, 1997
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                         INDEPENDENT AUDITOR'S REPORT


To the Partners
Coronet Communications Company
Bronxville, New York



We have audited the accompanying balance sheets of Coronet Communications Company as of December 31, 1996, and the related statements of operations, partners' capital (deficit), and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coronet Communications Company as of December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

McGLADREY & PULLEN, LLP


New York, New York
January 24, 1997
(Except for Note 4, which is
as of January 31, 1997)

                         INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
Spinnaker Industries, Inc.:

We have audited the balance sheet of Central Products Company (a wholly-owned subsidiary of Spinnaker Industries, Inc.) as of December 31, 1996 and the related statements of operations and retained earnings (accumulated deficit) and cash flows for the year ended December 31, 1996 and the three months ended December 31, 1995. These financial statements (not presented separately herein) are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Central Products Company as of December 31, 1996 and the results of its operations and its cash flows for the year ended December 31, 1996 and three months ended December 31, 1995 in conformity with generally accepted accounting principles.



Deloitte & Touche LLP
Milwaukee, Wisconsin
February 21, 1997

                         INDEPENDENT AUDITOR'S REPORT


January 31, 1997

To the Board of Directors
Dunkirk and Fredonia Telephone Company
40 Temple Street
Box 209
Fredonia, New York 14063

We have audited the accompanying consolidated balance sheet of Dunkirk and Fredonia Telephone Company (a wholly owned subsidiary of Lynch Telephone Corporation, VIII) and subsidiaries as of December 31, 1996 and the related consolidated statements of income, retained earnings and cash flows for the period November 26, 1996 through December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards and the Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dunkirk and Fredonia Telephone Company and subsidiaries as of December 31, 1996 and the results of their operations and their cash flows for the period then ended in conformity with generally accepted accounting principles.

The accompanying statements present only the operation of Dunkirk and Fredonia Telephone Company and its subsidiaries since the date of sale of 100% of its stock to Lynch Telephone Corporation VIII.



JOHNSON, MACKOWIAK, MOORE & MYOTT, LLP
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                         INDEPENDENT AUDITOR'S REPORT


To the Board of Managers
CLR Video, L.L.C.
Wetmore, Kansas

We have audited the accompanying balance sheet of CLR Video, L.L.C. (a limited liability company) as of December 31, 1996, and the related statements of operations, members' equity and cash flows for the year then ended. These financial statements are the responsibility of CLR Video, L.L.C.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CLR Video, L.L.C. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The financial statements for the period from inception (November 30, 1995) to December 31, 1995 were reviewed by us, and our report thereon, dated March 14, 1996, stated we were not aware of any material modifications that should be made to those statements for them to be in conformity with generally accepted accounting principles. However, a review is substantially less in scope than an audit and does not provide a basis for the expression of an opinion on the financial statements taken as a whole.



FREDERICK & WARINNER, L.L.C.

Lenexa, Kansas
January 29, 1997

March 30, 1998


To the Board of Directors
Dunkirk & Fredonia Telephone Company
Fredonia, New York 14063

We hereby consent to the incorporation by reference in the previously filed Registration Statement on Form S-8 (Registration No. 33-46953) of our report, dated January 31, 1997 on the financial statements of Dunkirk & Fredonia Telephone Company which appears in this annual report on Form 10-K of Lynch Corporation and subsidiaries, for the year ended December 31, 1997.



JOHNSON, MACKOWIAK, MOORE & MYOTT, LLP